Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact: Richard Lewis SVP, CFO for U.S. Operations 239-931-7281 richard.lewis@21co.com	Investor Contact: The Ruth Group Nick Laudico 646-536-7030 nlaudico@theruthgroup.com Courtney Dugan 646-536-7024 cdugan@theruthgroup.com

21st Century Oncology Completes Acquisition of South Florida Radiation Oncology

FORT MYERS, FL, July 8, 2015 — 21st Century Oncology Holdings, Inc. (“21C Holdings” or the “Company”), the largest global, physician led provider of integrated cancer care (“ICC”) services, announced today that it and its wholly owned subsidiary, 21st Century Oncology, Inc. (“21C”), completed the acquisition of the remaining 35% of South Florida Radiation Oncology (“SFRO”), effective July 2, 2015. The acquisition was funded through a combination of cash, notes and equity. 21C made its initial 65% investment in SFRO on February 10, 2014.

Dr. Daniel Dosoretz, Founder and Chief Executive Officer, commented, “We are pleased to have completed the acquisition of SFRO and are proceeding with integrating SFRO into 21C. SFRO has already contributed to our ability to provide best-in-class cancer care in southeast Florida.  SFRO has performed ahead of our expectations since our initial investment in early 2014, and we expect growth to continue and synergies to arise as we integrate its locations into 21C’s existing presence in southeast Florida.”

Kirkland & Ellis LLP and Hall, Render, Killian, Heath & Lyman, PLLC advised 21C in connection with the transaction.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of June 30, 2015, the Company operated 183 treatment centers, including 148 centers located in 17 U.S. states and 35 centers located in six countries in Latin America.  (Source: 21st Century Oncology Holdings, Inc.)

About South Florida Radiation Oncology

SFRO is one of Florida’s leading radiation oncology providers, with 24 radiation treatment centers throughout South Florida. SFRO is committed to personalized, compassionate cancer care through early detection, diagnosis and advanced cancer treatment options.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2015 and the effects of the CMS’s Final Rule for the 2016 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers  and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

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